SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	1-4743	11-1362020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 17, 2012, Standard Motor Products, Inc. (the “Company”) held its Annual Meeting of Stockholders. The Company is providing the following information regarding the results of the matters voted on by stockholders at the Annual Meeting:

(a)	Election of nine Directors to serve for the ensuing year and until their successors are elected:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Robert M. Gerrity	18,749,420	505,744	2,733,339
Pamela Forbes Lieberman	18,855,397	399,767	2,733,339
Arthur S. Sills	18,456,215	798,949	2,733,339
Lawrence I. Sills	18,848,005	407,159	2,733,339
Peter J. Sills	18,455,339	799,825	2,733,339
Frederick D. Sturdivant	18,847,480	407,684	2,733,339
William H. Turner	18,749,156	506,008	2,733,339
Richard S. Ward	18,769,534	485,630	2,733,339
Roger M. Widmann	18,867,837	387,327	2,733,339

(b)	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2012:

Votes For	Votes Against	Abstain
21,909,760	39,737	39,006

(c)	Approval of non-binding, advisory resolution on the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstain	Broker Non-Votes
17,133,717	145,435	1,976,012	2,733,339

Item 8.01.	Other Events

Stock Repurchase Program

On May 17, 2012, the Company issued a press release announcing that its Board of Directors has authorized the purchase of up to an additional $5 million of its common stock under a stock repurchase program. Stock will be purchased from time to time, in the open market or through private transactions, as market conditions warrant.

A copy of such press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated May 17, 2012, announcing the stock repurchase program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 18, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 17, 2012, announcing the stock repurchase program.